UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2015

Industrial Property Trust Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-55376	61-1577639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 Seventeenth Street, 17th Floor

Denver, CO 80202

(Address of principal executive offices)

(303) 228-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Purchase and Sale Agreement for the Golden State Industrial Portfolio

On November 24, 2015, IPT Acquisitions LLC, a wholly-owned subsidiary of Industrial Property Trust Inc. (the “Company”), entered into four Purchase and Sale Agreements (collectively, the “Agreement”) with the group of sellers listed below (collectively, the “Seller”) to acquire a 100% fee interest in 15 industrial buildings totaling approximately 1.4 million square feet on approximately 81.5 acres (the “Golden State Industrial Portfolio”). The Seller is not affiliated with the Company or its affiliates. The Golden State Industrial Portfolio is located in the San Francisco Bay Area, Southern California, and Central Valley, California markets and is 100% occupied by 40 customers with a weighted-average remaining lease term (based on square feet) of approximately 3.5 years. Upon consummation of the acquisition, the customer lease agreements are expected to be assigned to and assumed by the Company, through one or more wholly-owned subsidiaries. In general, the customers will be responsible for paying directly or reimbursing the landlord for the customers’ pro-rata share of the real estate taxes, insurance, and repair and maintenance costs of its respective property.

The group of sellers includes LBA/MET Partners I-Company II, LLC, LBA/MET Partners I-Company III, LLC, LBA/MET Partners I-Company V, LLC and LBA/MET Partners I-Company IX, LLC.

The total purchase price is expected to be approximately $189.0 million, exclusive of transfer taxes, due diligence expenses, and other closing costs. In connection with the execution of the Agreement, the Company deposited $3.8 million into an escrow account. Pursuant to the terms of the third amended and restated advisory agreement dated August 14, 2015 (the “Advisory Agreement”), by and among the Company, Industrial Property Operating Partnership LP, and Industrial Property Advisors LLC (the “Advisor”), the Company expects to pay an acquisition fee to the Advisor equal to 2.0% of the total purchase price of this transaction. The Company plans to fund this acquisition using proceeds from the Company’s public offering and borrowings from the Company’s corporate line of credit.

The acquisition of the Golden State Industrial Portfolio is expected to close during the fourth quarter of 2015. There is no assurance that the Company will be able to purchase the Golden State Industrial Portfolio on the terms set forth herein. The consummation of the acquisition is subject to the Company’s completion of due diligence and various closing conditions to be met by the parties. If the Company does not close on the acquisition, there are circumstances under which it may forfeit the deposit it has funded.

Forward-Looking Statement

This Current Report on Form 8-K contains forward-looking statements (such as those concerning the potential acquisition of the Golden State Industrial Portfolio) that are based on the Company’s current expectations, plans, estimates, assumptions, and beliefs that involve numerous risks and uncertainties, including, without limitation, risks associated with the Company’s ability to complete the acquisition of the Golden State Industrial Portfolio, and those risks set forth in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Although these forward-looking statements reflect management’s belief as to future events, actual events or the Company’s investments and results of operations could differ materially from those expressed or implied in these forward-looking statements. To the extent that the Company’s assumptions differ from actual results, the Company’s ability to meet such forward-looking statements may be significantly hindered. You are cautioned not to place undue reliance on any forward-looking statements. The Company cannot assure you that it will attain its investment objectives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIAL PROPERTY TRUST INC.

December 1, 2015	By:	/s/ THOMAS G. MCGONAGLE
Name: Thomas G. McGonagle
Title: Chief Financial Officer